Exhibit 99.1

ALKERMES PLC AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

On April 10, 2015, Alkermes plc (“Alkermes” or the “Company”) completed the sale of its manufacturing facility in Gainesville, GA, and the related manufacturing and royalty revenue associated with products manufactured at the facility (herein referred to as the “Gainesville facility”) to Recro Pharma, Inc. (“Recro” ) and Recro Pharma LLC (together with Recro, the “Purchasers”). Under the terms of the Purchase and Sale Agreement (the “Purchase Agreement”) entered into on March 7, 2015, the Purchasers made an initial cash payment of $50 million and issued warrants to purchase an aggregate of 350,000 shares of Recro common stock at a per share exercise price equal to $19.46, which was two times the closing price of Recro’s common stock on the day prior to closing. The Company’s subsidiary is also eligible to receive low double digit royalties on net sales of IV/IM and parenteral forms of Meloxicam and up to $120 million in milestone payments upon the achievement of certain regulatory and sales milestones related to IV/IM and parenteral forms of Meloxicam.

The following unaudited pro forma consolidated financial statements give effect to the divestiture as if it had been completed on January 1, 2014 for statement of operations purposes, and as if it had been completed on December 31, 2014 for balance sheet purposes, subject to the assumptions and adjustments as described in the accompanying notes. The unaudited pro forma consolidated financial statements were prepared in accordance with the regulations of the Securities and Exchange Commission (the “SEC”) and should not be considered indicative of the financial position or results of operations that would have occurred if the divestiture had been consummated on the dates indicated, nor are they indicative of the future financial position or results of operations of the Company.

In accordance with SEC regulations, the unaudited pro forma consolidated financial statements reflect adjustments to the extent they are directly attributable to the divestiture, factually supportable and, for statement of operations purposes, are expected to have a continuing impact on Alkermes’ operating results.

The unaudited pro forma consolidated financial statements are based upon and should be read in conjunction with the historical consolidated financial statements of Alkermes included in its Annual Report on Form 10-K for the year ended December 31, 2014.

ALKERMES PLC AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

DECEMBER 31, 2014

		Pro Forma
		Net Assets	Pro Forma
	As Reported	Sold (a)	Adjustments		As Adjusted
	(In thousands)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$224,064	$(1,500)	$47,433	(b)	$269,997
Investments — short-term	407,102	—	—		407,102
Receivables, net	151,551	(9,696)	—		141,855
Inventory	51,357	(10,950)	—		40,407
Prepaid expenses and other current assets	29,289	(1,003)	(1,250	)(c)	27,036
Deferred tax assets — current	13,430	—	(1,140	)(d)	12,290
Total current assets	876,793	(23,149)	45,043		898,687
PROPERTY, PLANT AND EQUIPMENT, NET	265,740	(38,607)	—		227,133
INTANGIBLE ASSETS — NET	479,412	(43,818)	—		435,594
GOODWILL	94,212	(1,347)	—		92,865
INVESTMENTS — LONG-TERM	170,480	—	2,123	(b)	172,603
OTHER ASSETS	34,635	—	60,476	(b)(e)	95,111
TOTAL ASSETS	$1,921,272	$(106,921)	$107,642		$1,921,993

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$121,258	$(3,981)	$—		$117,277
Long-term debt — short-term	6,750	—	—		6,750
Deferred revenue — short-term	2,574	(462)	158	(f)	2,270
Total current liabilities	130,582	(4,443)	158		126,297
LONG-TERM DEBT	351,220	—	—		351,220
DEFERRED TAX LIABILITIES, NET — LONG-TERM	18,918	—	—		18,918
DEFERRED REVENUE — LONG-TERM	11,801	(3,692)	—		8,109
OTHER LONG-TERM LIABILITIES	11,914	—	—		11,914
Total liabilities	524,435	(8,135)	158		516,458

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY:
Preferred stock	—	—	—		—
Ordinary shares	1,482	—	—		1,482
Treasury stock, at cost	(32,052)	—	—		(32,052)
Additional paid-in capital	1,942,878	(81,011)	98,348	(g)	1,960,215
Accumulated other comprehensive loss	(3,136)	—	—		(3,136)
Accumulated deficit	(512,335)	(17,775)	9,136	(h)	(520,974)
Total shareholders’ equity	1,396,837	(98,786)	107,484		1,405,535
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,921,272	$(106,921)	$107,642		$1,921,993

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

ALKERMES PLC AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2014

		Pro Forma
	As Reported	Adjustments		As Adjusted
	(In thousands, except per share amounts)
REVENUES:
Manufacturing and royalty revenues	$516,876	$(70,998	)(i)	$445,878
Product sales, net	94,160	—		94,160
Research and development revenue	7,753	(2,608	)(i)	5,145
Total revenues	618,789	(73,606)		545,183
EXPENSES:
Cost of goods manufactured and sold (exclusive of amortization of acquired intangible assets shown below)	175,832	(37,085	)(i)	138,747
Research and development	272,043	(4,375	)(i)	267,668
Selling, general and administrative	199,905	(3,868	)(i)	196,037
Amortization of acquired intangible assets	58,153	(5,001	)(i)	53,152
Total expenses	705,933	(50,329)		655,604
OPERATING LOSS	(87,144)	(23,277)		(110,421)
OTHER INCOME, NET:
Interest income	1,972	—		1,972
Interest expense	(13,430)	—		(13,430)
Gain on sale of property, plant and equipment	41,933	—		41,933
Gain on sale of investment in Civitas Therapeutics, Inc.	29,564	—		29,564
Gain on sale of investment in Acceleron Pharma Inc.	15,296	—		15,296
Other expense, net	(2,220)	—		(2,220)
Total other income, net	73,115	—		73,115
LOSS BEFORE INCOME TAXES	(14,029)	(23,277)		(37,306)
PROVISION FOR INCOME TAXES	16,032	(3,201	)(j)	12,831
NET LOSS	$(30,061)	$(20,076)		$(50,137)

LOSS PER COMMON SHARE:
Basic and diluted	$(0.21)	$(0.14)		$(0.35)
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
Basic and diluted	145,274			145,274

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

ALKERMES PLC AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

(a)	Represents the assets and liabilities assumed by the Purchaser.
(b)

Represents consideration paid by the Purchaser, including $50.0 million of cash; 350,000 warrants, with an estimated fair value of $2.1 million; and contingent consideration including future milestones and royalties with an estimated fair value of $58.9 million, less $2.6 million of transaction costs.

(c)	Represents the elimination of prepaid state taxes and a short-term deferred tax charge of $0.3 million and $1.0 million, respectively, associated with the sale of the Gainesville facility.
(d)	Represents the reversal of net current deferred tax assets of $1.1 million associated with the sale of the Gainesville facility.
(e)	Represents the reversal of a $7.6 million long-term deferred tax charge and ($9.2) million of net long-term deferred tax liabilities associated with the sale of the Gainesville facility.
(f)	Represents an allocation of $0.2 million of the $50.0 million cash received to deferred revenue for the Company’s future obligations under a clinical supply agreement with Recro.
(g)	Represents the net impact of adjustments (b), (c), (d), (e), (f) and (h).
(h)	Represents the estimated gain on the sale of the Gainesville facility if the facility was sold at December 31, 2014, calculated as follows (in thousands):

Cash proceeds	$50,000
Estimated fair value of warrants	2,123
Estimated fair value of contingent consideration	58,900
Net tangible assets and liabilities assumed by acquirer	(53,621)
Intangible assets assumed by the acquirer	(45,165)
Allocation of cash proceeds to clinical supply agreement	(158)
Transaction costs	(2,567)
Estimated tax on gain on sale of Gainesville facility	(376)
Gain on sale of Gainesville facility	$9,136

(i)	Represents adjustments to eliminate the historical revenue and related operating expenses from the Company’s consolidated statement of operations.
(j)	Represents the tax impact on the loss of pre-tax operating income generated by the Gainesville facility.